EXHIBIT 10.1
LETTER AGREEMENT
Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000W
Santa Monica, California 90404
September 17, 2008
B & B B, INC.
911 North Buffalo, Suite 201
Las Vegas, Nevada
Attn: Robert R. Black, Sr.
Re: Borrowing Base Reserves
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement entered into as of December 20, 2004, as amended by that certain Joinder Agreement and Amendment dated as of December 31, 2006, as further amended by that certain First Amendment to Credit Agreement entered into as of October 26, 2007, and as further amended by that Second Amendment to Credit Agreement as of June 20, 2008 (as previously amended and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among B & B B, INC., a Nevada corporation (“B&B B”), CASABLANCA RESORTS, LLC, a Nevada limited liability company (“CBR”), OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company (“OIM ”), OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company (“OIO”), OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation (“ORC”), RBG, LLC, a Nevada limited liability company (“RBG”), and VIRGIN RIVER CASINO CORPORATION, a Nevada corporation (“VRCC” ; B&BB, CBR, OIM, OIO, ORC, RBG, and VRCC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders signatory thereto (the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.
Pursuant to Section 2.1(b) of the Credit Agreement, Agent has the right to establish certain reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including the Environmental Reserve and the Lien Reserve.

As of the Closing Date, the Agent established the Environmental Reserve in the amount of $750,000 for the potential liabilities of the Borrowers for any groundwater contamination at the site of the Oasis Hotel & Casino and related property as described on Schedule 4.14 to the Credit Agreement. In anticipation of marketing the golf course property during 2006, CBR and certain of its Affiliates entered into several agreements (the “WSR Agreements”) with WSR, Inc. and certain of its Affiliates (collectively, “WSR”), the former owners of the Oasis Hotel & Casino, to terminate WSR’s remaining rights in the golf course property, among other matters, for approximately $1.1 million. Pursuant to the agreements, the funds paid to WSR were to be used by WSR to remediate the existing environmental liability at the Oasis Hotel & Casino.
As of the Closing Date, the Agent further established the Lien Reserve in the amount of $1,250,000 for certain liens against the Borrowers including liens arising out of the action commenced in the District Court, Clark County, Nevada, dated June 15, 2000, Case No. A420360, entitled, “NOTICE OF LIS PENDENS”, A.F. CONSTRUCTION COMPANY, a Nevada corporation, Plaintiff -vs- VIRGIN RIVER CASINO CORPORATION, a Nevada corporation; FIRST CREDIT BANK, a California corporation; RICHARD ROY KELLEY, an individual; PMJ ENTERPRISES, INC., a Nevada corporation; BANK OF HAWAII, a Hawaii corporation; SAM HON, an individual; OLD REPUBLIC TITLE COMPANY, a Nevada corporation; NEVADA TITLE COMPANY, a Nevada corporation, Defendants (the “A.F. Construction Company Claims”). The amount claimed under the A.F. Construction Company Claims was approximately $900,000. The Borrowers have notified the Agent that the A.F. Construction Company Claims have been dismissed and the Borrowers have no further liabilities to any third party with respect to the A.F. Construction Company Claims.
The Agent in its Permitted Discretion hereby reduces (i) the amount reserved against the Borrowing Base under the Environmental Reserve to $0 and (ii) the amount reserved against the Borrowing Base under the Lien Reserve to $250,000, each effective as of July 31, 2008.
Anything in this agreement to the contrary notwithstanding, the Agent reserves all right to establish reserves against the Borrowing Base as permitted under Section 2.1(b) of the Credit Agreement including the right to re-establish the full amount of the Environmental Reserve and the Lien Reserve as Agent in its Permitted Discretion shall deem necessary or appropriate.
This letter agreement shall be construed under and governed by the laws of the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other electronic method shall be equally effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed and delivered by their duly authorized representative as of the date first written above.
Very truly yours,
WELLS FARGO FOOTHILL, INC.,
as Agent

By:	/s/ Steve Scott
	Name:	Steve Scott
	Title:	Vice President

Accepted and agreed to
as of the date first above written:
B & B B, INC.,
a Nevada corporation

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

CASABLANCA RESORTS, LLC,
a Nevada limited liability company

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

OASIS INTERVAL MANAGEMENT, LLC,
a Nevada limited liability company

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

OASIS INTERVAL OWNERSHIP, LLC,
a Nevada limited liability company

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

OASIS RECREATIONAL PROPERTIES, INC.,
a Nevada corporation

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

RBG, LLC,
a Nevada limited liability company

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer

VIRGIN RIVER CASINO CORPORATION,
a Nevada corporation

By:	/s/ Sean P. McKay
Name: Sean P. McKay
Title: Chief Accounting Officer